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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

☒
Current report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

December 6, 2002
Date of Report
(Date of earliest event reported)

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 Seventeenth Street, Suite 3300
Denver, Colorado 80202
(Address of principal executive offices)

Telephone Number (303) 295-3995
(Registrant's telephone number)

Not applicable
(Former name and address)

ITEM 9. REGULATION FD DISCLOSURE

        On December 6, 2002, pursuant to the terms of the Cimarex 2002 Stock Incentive Plan, the Board of Directors authorized the issuance of 605,800 shares of restricted stock and 1,210,800 non-qualified stock options to certain management and key employees. The company accounts for stock-based compensation plans under APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, for the restricted shares, non-cash stock-based compensation expense approximating $10 million will be recognized and amortized on a straight-line basis over the period that ends when all risks of forfeiture have passed, or five years. This will equate to approximately $2 million per year. On the other hand, no compensation cost has been recognized for the issuance of the stock options because they were granted at the then current market price of the common stock of Cimarex Energy Co. and therefore have a measured intrinsic value of zero.

        This Current Report on Form 8-K may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current view with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.
Dated: December 11, 2002	By:	/s/ PAUL KORUS Paul Korus Vice President, Chief Financial Officer

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  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES